                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                  AMGEN INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

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Notes:

                                                         [LOGO OF AMGEN, INC.]

March 28, 1996

DEAR STOCKHOLDER:

  You are invited to attend the Annual Meeting of Stockholders of Amgen Inc. to be held on Thursday, May 2, 1996, at 10:30 A.M., PDT, at the Regent Beverly Wilshire, 9500 Wilshire Boulevard, Los Angeles, California.

  At this year's meeting, you are asked to elect three directors and to ratify the selection of the independent auditors. The accompanying Notice of Meeting and Proxy Statement describe these proposals. We urge you to read this information carefully.

  Your Board of Directors unanimously believes that election of its nominees as directors and ratification of its selection of independent auditors are in the best interests of Amgen Inc. and its stockholders, and, accordingly, recommends a vote FOR Items 1 and 2 on the enclosed proxy card.

  In addition to the formal business to be transacted, management will make a presentation on developments of the past year and respond to comments and questions of general interest to stockholders.

  I personally look forward to greeting those Amgen stockholders able to attend the meeting. If you plan to attend the Annual Meeting, please complete and return the reply card enclosed with the Proxy Statement, and we will send you a map with directions to the Regent Beverly Wilshire and an admission ticket to the Annual Meeting.

  It is important that your shares be represented and voted, whether or not you plan to attend the Annual Meeting. THEREFORE, PLEASE SIGN, DATE AND PROMPTLY MAIL THE ENCLOSED PROXY IN THE PREPAID ENVELOPE PROVIDED.

  Thank you.


                                           Sincerely,

                                           /s/ Gordon M. Binder

                                           Gordon M. Binder
                                           Chairman of the Board

    Amgen Inc., 1840 DeHavilland Drive, Thousand Oaks, California 91320-1789
                             Telephone 805 447-1000

                                   AMGEN INC.

                                  AMGEN CENTER
                             1840 DEHAVILLAND DRIVE
                      THOUSAND OAKS, CALIFORNIA 91320-1789

                             ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 2, 1996

                             ---------------------

TO THE STOCKHOLDERS OF AMGEN INC.:

  NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Amgen Inc., a Delaware corporation (the "Company"), will be held on Thursday, May 2, 1996, at 10:30 A.M., PDT, at the Regent Beverly Wilshire, 9500 Wilshire Boulevard, Los Angeles, California 90212, for the following purposes:

  1. To elect three directors to hold office until 1999;

  2. To ratify the selection of Ernst & Young LLP as independent auditors of the Company for the year ending December 31, 1996; and

  3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

  The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

  The Board of Directors has fixed the close of business on March 5, 1996 as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any continuation or adjournment thereof.

                                          By Order of the Board of Directors

                                          /s/ George A. Vandeman
                                          ----------------------------------
                                          George A. Vandeman
                                          Secretary

Thousand Oaks, California
March 28, 1996

  ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A PREPAID ENVELOPE IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE VOTED YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO ATTEND AND VOTE AT THE MEETING, YOU MUST OBTAIN FROM SUCH BROKER, BANK OR OTHER NOMINEE, A PROXY ISSUED IN YOUR NAME.

                                   AMGEN INC.
                                  AMGEN CENTER
                             1840 DEHAVILLAND DRIVE
                      THOUSAND OAKS, CALIFORNIA 91320-1789

                             ---------------------

                                PROXY STATEMENT

                             ---------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

  The enclosed proxy is solicited on behalf of the Board of Directors (the "Board of Directors" or the "Board") of Amgen Inc., a Delaware corporation (the "Company" or "Amgen"), for use at the Annual Meeting of Stockholders to be held on Thursday, May 2, 1996, at 10:30 A.M., PDT, (the "Annual Meeting"), or at any continuation or adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Regent Beverly Wilshire, 9500 Wilshire Boulevard, Los Angeles, California 90212.

SOLICITATION

  The Company will bear the entire cost of solicitation of proxies, including preparation, assembly and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding shares of the Company's Common Stock (the "Common Stock") in their names which are beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners for their costs of forwarding the solicitation material to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

  The Company intends to mail this proxy statement and accompanying proxy card on or about March 28, 1996, to all stockholders entitled to vote at the Annual Meeting.

STOCKHOLDER PROPOSALS

  Proposals of stockholders that are intended to be presented at the Company's 1997 Annual Meeting of Stockholders (the "1997 Annual Meeting") must be received by the Secretary of the Company not later than November 29, 1996 in order to be included in the proxy statement and proxy relating to the 1997 Annual Meeting. The Company's Bylaws provide that stockholders desiring to nominate persons for election to the Board of Directors or to bring any other business before the stockholders at an annual meeting must notify the Secretary of the Company thereof in writing and such notice must be delivered to or received by the Secretary no later than 90 days prior to such meeting (provided, however, that in the event that less than 100 days notice or prior public disclosure of the date of the meeting is made to stockholders, the notice must be received not later than the close of business on the tenth day following the date on which the notice of the date of such meeting was mailed or the public disclosure was made). Such notice must include (a) the name and address of the stockholder who intends to make the nominations or propose the business and, as the case may be, of the person or persons to be nominated or of the business to be proposed; (b) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and, if applicable, intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) if applicable, a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee or each matter of business to be proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission (the "SEC") had the nominee been nominated, or intended to be nominated, or the matter been proposed, or intended to be proposed by the Board of Directors; and (e) if applicable, the consent of each nominee to serve as director of the Company if so elected.

VOTING RIGHTS AND OUTSTANDING SHARES

  Only holders of record of Common Stock at the close of business on March 5, 1996 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on March 5, 1996, there were outstanding and entitled to vote 266,239,140 shares of Common Stock. Stockholders of record on such date are entitled to one vote for each share of Common Stock held on all matters to be voted upon at the meeting.

  All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Under the Company's Bylaws and Delaware law:
(1) shares represented by proxies that reflect abstentions or "broker non-votes" (i.e., shares held by a broker or nominee which are represented at the meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum; (2) there is no cumulative voting and the director nominees receiving the highest number of votes, up to the number of directors to be elected, are elected and, accordingly, abstentions, broker non-votes and withholding of authority to vote will not affect the election of directors; and (3) proxies that reflect abstentions as to a particular proposal will be treated as voted for purposes of determining the approval of that proposal and will have the same effect as a vote against that proposal, while proxies that reflect broker non-votes will be treated as unvoted for purposes of determining approval of that proposal and will not be counted as votes for or against that proposal.

REVOCABILITY OF PROXIES

  Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, Amgen Center, 1840 DeHavilland Drive, Thousand Oaks, California 91320-1789, Mail Stop 10-1-B, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

  The Company's Restated Certificate of Incorporation and Bylaws provide that the Board of Directors shall be divided into three classes, each class consisting, as nearly as possible, of one-third of the total number of directors, with each class having a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the Board of Directors) will serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director's successor is elected and qualified, or until such director's earlier death, resignation or removal.

  The Board of Directors is presently comprised of ten members. There are four directors in the class whose term of office expires in 1996, three of whom are nominees for election to the Board. Mr. Bernard H. Semler is retiring from the Board of Directors effective immediately prior to the Annual Meeting, and the Company's Bylaws have been amended to decrease the authorized number of directors to nine effective immediately upon Mr. Semler's resignation. The Bylaws may be amended in the future to increase the authorized number of directors to ten. If elected at the Annual Meeting, each of the three nominees, Mr. Bowes, Ms. Pelham and Mr. Sharer, would serve until the 1999 Annual Meeting and until his or her successor is elected and qualified, or until such director's earlier death, resignation or removal.

  Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the Annual Meeting. Stockholders do not have the right to cumulate their votes in the election of directors. It is the intention of the persons named in the enclosed proxy, unless authorization to do so is withheld, to vote the proxies received by them for the election of the three nominees named below. If, prior to the Annual Meeting, any nominee should become unavailable for election, an event which currently is not anticipated by the Board, the proxies will be voted for the election of such substitute nominee or nominees as the Board of Directors may propose. Each person nominated for election has agreed to serve if elected and management has no reason to believe that any nominee will be unable to serve.

  Set forth below is biographical information for each person nominated and for each person whose term of office as a director will continue after the Annual Meeting.

NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 1999 ANNUAL MEETING

WILLIAM K. BOWES, JR.

  Mr. William K. Bowes, Jr., age 69, has served as a director of the Company since April 1980. He has been a general partner of U.S. Venture Partners, a venture capital investment entity, since July 1981. Mr. Bowes also serves as a director of Xoma Corporation and several privately held U.S. Venture Partners portfolio companies.

JUDITH C. PELHAM

  Ms. Judith C. Pelham, age 50, has served as a director of the Company since May 1995. She has been President and Chief Executive Officer of Mercy Health Services, Farmington Hills, Michigan, since 1993. From 1987 to 1993, she was President and Chief Executive Officer of Daughters of Charity Health Services, Austin, Texas.

KEVIN W. SHARER

  Mr. Kevin W. Sharer, age 48, has served as a director of the Company since November 1992. He also has served as President and Chief Operating Officer of the Company since October 1992. Prior to joining the Company, Mr. Sharer served as President of the Business Markets Division of MCI Communications Corporation, a telecommunications company, from April 1989 to October 1992 and served in numerous executive capacities at General Electric Company from February 1984 to March 1989. Mr. Sharer also serves as a director of Geotek Communications, Inc.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF EACH NAMED NOMINEE.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 1997 ANNUAL MEETING

RAYMOND F. BADDOUR

  Dr. Raymond F. Baddour, age 71, has served as a director of the Company since October 1980. Prior to July 1, 1989, Dr. Baddour was Lammot du Pont Professor of Chemical Engineering at the Massachusetts Institute of Technology. As of July 1, 1989, Dr. Baddour became Lammot du Pont Professor Emeritus.

GORDON M. BINDER

  Mr. Gordon M. Binder, age 60, has served as a director of the Company since October 1988. He joined the Company in 1982 as Vice President-Finance and was named Senior Vice President-Finance in February 1986. In October 1988, Mr. Binder was elected Chief Executive Officer. In July 1990, Mr. Binder became Chairman of the Board.

FRANKLIN P. JOHNSON, JR.

  Mr. Franklin P. Johnson, Jr., age 67, has served as a director of the Company since October 1980. He is the general partner of Asset Management Partners, a venture capital limited partnership. Mr. Johnson has been a private venture capital investor for more than five years. He is also Chairman of the Board of Boole & Babbage, Inc. and a director of IDEC Pharmaceuticals Corporation, Tandem Computers Incorporated and several private companies.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 1998 ANNUAL MEETING

STEVEN LAZARUS

  Mr. Steven Lazarus, age 64, has served as a director of the Company since May 1987. Since July 1994, he has been the President of ARCH Venture Corporation, the managing general partner of ARCH Venture Partners, L.P., an early stage venture capital partnership. He was President and Chief Executive Officer of the Argonne National Laboratory/The University of Chicago Development Corporation and was also dean at the Graduate School of Business, the University of Chicago, from October 1986 to July 1994. Mr. Lazarus also serves as a director of Illinois Superconductor Corporation and Primark Corporation; and as Vice Chairman of the Board of Directors of The Northwestern Healthcare Network, Chicago, Illinois.

EDWARD J. LEDDER

  Mr. Edward J. Ledder, age 78, has served as a director of the Company since January 1991. In April 1981, Mr. Ledder retired as Chairman and Chief Executive Officer of Abbott Laboratories, a corporation in the principal business of developing and providing human healthcare products, where he had been employed in various executive positions since 1939. Mr. Ledder also serves as a director of Alliance International Healthcare Fund.

GILBERT S. OMENN

  Dr. Gilbert S. Omenn, age 54, has served as a director of the Company since January 1987. He has been Dean of the School of Public Health and Community Medicine at the University of Washington for more than five years. Dr. Omenn also is a director of Immune Response Corporation, Nutraceutix, Inc. and Rohm & Haas Company.

BOARD COMMITTEES AND MEETINGS

  The Board of Directors, which held eight meetings during the year ended December 31, 1995, has an Audit Committee, a Compensation Committee, an Executive Committee, a Nominating Committee and a Strategy Committee.

  The Audit Committee recommends engagement of the Company's independent auditors and approves services performed by such auditors, including the review and evaluation of the Company's accounting system and its system of internal controls in connection with the Company's annual audit. During the year ended December 31, 1995, the Audit Committee met three times. Mr. Semler serves as Chairman, and Messrs. Bowes and Johnson and Dr. Omenn serve as members of the Audit Committee.

  The Compensation Committee sets guidelines for the administration of salaries, approves recommendations for officers' salaries, administers incentive compensation and awards stock options to employees and consultants under the Company's stock option plans and otherwise determines compensation levels. During the year ended December 31, 1995, the Compensation Committee met six times. Mr. Semler serves as Chairman, and Messrs. Lazarus and Ledder and Dr. Baddour serve as members of the Compensation Committee.

  The Executive Committee may exercise, when the Board of Directors is not in session, all powers of the Board of Directors in the management of the business and affairs of the Company to the extent permitted by law, the Bylaws of the Company and specifically granted by the Board of Directors. During the year ended December 31, 1995, the Executive Committee met once. Mr. Binder serves as Chairman, and Messrs. Bowes and Johnson serve as members of the Executive Committee.

  The Nominating Committee interviews, evaluates, nominates and recommends individuals for membership on the Company's Board of Directors and committees thereof and nominates specific individuals to be elected as officers of the Company by the Board of Directors. The Nominating Committee will consider nominees for directors nominated by stockholders upon submission in writing to the Secretary of the Company of the names of such nominees, together with their qualifications for service as a director of the Company. In order for any nominees for directors nominated by stockholders to be considered by the Nominating Committee, such nominations must be submitted no later than December 1st of the year preceding the Annual Meeting. During the year ended December 31, 1995, the Nominating Committee met once. Mr. Bowes serves as Chairman, and Mr. Johnson and Dr. Omenn serve as members of the Nominating Committee.

  The Strategy Committee meets with management of the Company to review research strategies and proposals for collaborations and licensing of technology. During the year ended December 31, 1995, the Strategy Committee met three times. Mr. Lazarus serves as Chairman, and Mr. Ledder, Dr. Omenn and Ms. Pelham serve as members of the Strategy Committee.

  During the year ended December 31, 1995, all of the directors attended 100% of the total number of meetings of the Board of Directors and committees on which they served.

                                   PROPOSAL 2
               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

  The Board of Directors has selected Ernst & Young LLP as the Company's independent auditors for the year ending December 31, 1996, and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited the Company's financial statements since the Company's inception in 1980. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

  Stockholder ratification of the selection of Ernst & Young LLP as the Company's independent auditors is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Board determines that such a change would be in the best interests of the Company and its stockholders.

  The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to ratify the selection of Ernst & Young LLP.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2.

             SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS
                         AND CERTAIN BENEFICIAL OWNERS

  The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of February 29, 1996 by: (i) each director; (ii) the Company's Chief Executive Officer and each of its other four most highly compensated executives ("Named Executive Officers") for the year ended December 31, 1995; and (iii) all directors and executive officers of the Company as a group. The Company is not aware of any person who is a beneficial owner of more than 5% of its Common Stock:

                                                    SHARES OF COMMON STOCK
                                                  BENEFICIALLY OWNED (1) (2)
                                                  --------------------------
                                                      NUMBER          PERCENT
                   BENEFICIAL OWNER                 OF SHARES        OF TOTAL
                   ----------------               ---------------- ------------
      Raymond F. Baddour.........................      187,700            *
      Gordon M. Binder...........................    1,542,422            *
      William K. Bowes, Jr.......................    2,792,400            1
      Franklin P. Johnson, Jr. (3)...............    1,277,800            *
      Steven Lazarus.............................      101,000            *
      Edward J. Ledder...........................       58,200            *
      Gilbert S. Omenn (4).......................      175,026            *
      Judith C. Pelham...........................          -0-            *
      Bernard H. Semler (5)......................      237,102            *
      Kevin W. Sharer............................       70,626            *
      Daniel Vapnek (6)..........................      267,918            *
      Robert S. Attiyeh..........................       55,155            *
      N. Kirby Alton (7).........................      108,012            *
      All directors and executive officers as a
       group (19 persons) (3) (4) (5) (6) (7)....    7,290,262          2.7

---------------------
 * Less than 1%

(1) This table is based upon information supplied by directors, executive officers and Schedules 13D and 13G, if any, filed with the SEC. Unless otherwise indicated in the footnotes and subject to community property laws where applicable, each of the stockholders has sole voting and/or investment power with respect to such shares.

(2) Includes shares which the directors and executive officers of the Company had the right to acquire on February 29, 1996, or within 60 days thereafter, pursuant to outstanding options, as follows: Dr. Baddour-39,136 shares; Mr. Binder-1,370,314 shares; Mr. Bowes-163,000 shares; Mr. Johnson-139,000 shares; Mr. Lazarus-94,354 shares; Mr. Ledder-55,000 shares; Dr. Omenn-163,000 shares; Ms. Pelham-0 shares; Mr. Semler-98,372 shares; Mr. Sharer-67,500 shares; Dr. Vapnek-188,026 shares; Mr. Attiyeh-50,000 shares; Dr. Alton-72,512 shares; and all directors and executive officers as a group-2,781,812 shares.

(3) Includes 1,138,800 shares held by Asset Management Partners, a venture capital limited partnership, of which Mr. Johnson is the general partner. As the general partner, Mr. Johnson may be deemed to have voting and investment power as to all of these shares, and therefore may be deemed to be a beneficial owner of such shares.

(4) Includes 2,196 shares held by two of Dr. Omenn's children.

(5) Includes 10,308 shares held by a trust for the benefit of Mr. Semler's wife.

(6) Includes 6,300 shares held by one of Dr. Vapnek's children.

(7) Excludes 5,144 shares held by trusts established for the benefit of Dr. Alton's children. Dr. Alton disclaims beneficial ownership of all such shares.

  In 1993, the Company exercised its option to purchase the Class A and Class B Limited Partnership interests of Amgen Clinical Partners, L.P. (the "Partnership"), a limited partnership previously formed to develop and commercialize products from certain technologies for human pharmaceutical use in the United States. As a result of the Company exercising such option, each holder of a Limited Partnership interest acquired contractual contingent payment rights based on the number of such holder's former Partnership interests. The contractual contingent payment rights are not voting securities but entitle the holders thereof to receive quarterly payments, subject to certain adjustments, equal to a stated percentage of the Company's sales of certain products in specified geographic areas. In 1995, holders received $56,182 for each contractual contingent payment right held. The following table sets forth certain information regarding the ownership of the Company's contractual contingent payment rights as of February 29, 1996 by: (i) each director; (ii) each of the five Named Executive Officers of the Company; and
(iii) all directors and executive officers of the Company as a group:

                                                       CONTRACTUAL CONTINGENT
                                                           PAYMENT RIGHTS
                                                       BENEFICIALLY OWNED (1)
                                                       -------------------------
                                                         NUMBER        PERCENT
                     BENEFICIAL OWNER                   OF RIGHTS      OF TOTAL
                     ----------------                  ------------   ----------
      Raymond F. Baddour.............................         1            *
      Gordon M. Binder...............................         1            *
      William K. Bowes, Jr...........................         2            *
      Franklin P. Johnson, Jr. (2)...................         4            *
      Steven Lazarus.................................        -0-           *
      Edward J. Ledder...............................        -0-           *
      Gilbert S. Omenn...............................        .5            *
      Judith C. Pelham...............................        -0-           *
      Bernard H. Semler..............................         1            *
      Kevin W. Sharer................................        -0-           *
      Daniel Vapnek..................................        .5            *
      Robert S. Attiyeh..............................        -0-           *
      N. Kirby Alton.................................       .25            *
      All directors and executive officers as a group
       (19 persons) (2)..............................     10.25           1.2

---------------------
 * Less than 1%

(1) This table is based upon information supplied by the directors and executive officers of the Company. Unless otherwise indicated in the footnotes and subject to community property laws where applicable, each holder of a contractual contingent payment right(s) has sole investment power with respect to such right(s) beneficially owned.

(2) Includes four rights held by Asset Management Partners, a venture capital limited partnership, of which Mr. Johnson is the general partner. As the general partner, Mr. Johnson may be deemed to have investment power as to all of these rights, and therefore may be deemed to be a beneficial owner of such rights.

                             EXECUTIVE COMPENSATION

COMPENSATION OF DIRECTORS

  During the year ended December 31, 1995, each non-employee director received a quarterly retainer of $3,750 (plus $1,500 for a Committee Chairman) and a per Board meeting fee of $1,250 (plus $750 for Committee members attending a committee meeting, up to a maximum of $1,500 for all committee meetings held on the same day). The members of the Board of Directors also are entitled to reimbursement of their expenses incurred in connection with attendance at Board and committee meetings in accordance with Company policy. There are no family relationships among any directors of the Company.

  Under the Amended and Restated 1987 Directors' Stock Option Plan (the "Directors' Plan"), each non-employee director is automatically granted annually an option to purchase shares of Common Stock of the Company. The number of shares subject to such option is determined by a formula, provided that in no event will the number of shares subject to such option exceed 5,000 shares or be less than 2,000 shares. The exercise price of options granted under the Directors' Plan is equal to 100% of the fair market value of the underlying stock on the date of the option grant.

  A non-employee director optionee is entitled to a reload option ("Reload Option") in the event the optionee exercises his or her option, in whole or in part, by surrendering other shares of Common Stock of the Company held by such non-employee director in accordance with the Directors' Plan and the terms of the option grant. Any such Reload Option (i) will be for a number of shares of Common Stock equal to the number of shares of Common Stock surrendered as part or all of the exercise price of the original option; (ii) will have an expiration date that is the same as the expiration date of the original option; and (iii) will have an exercise price that is equal to 100% of the fair market value of the Common Stock subject to the Reload Option on the date of exercise of the original option. Any such Reload Option will be subject to the availability of sufficient shares under the Directors' Plan. There will be no Reload Option on a Reload Option.

  Options granted to a non-employee director under the Directors' Plan may not be exercised: (a) unless such director has, at the date of grant, provided three years of prior continuous service as a non-employee director, in which case such option will vest upon grant but will not be exercisable until six months after the date of grant, or (b) until the date upon which such director has provided one year of continuous service as a non-employee director following the date of grant of such option, whereupon such option will become fully exercisable. No option under the Directors' Plan is exercisable by the optionee after the expiration of ten years from the date the original option is granted.

  During the year ended December 31, 1995, the Company granted under the Directors' Plan options covering an aggregate of 36,200 shares, which amount included options for 4,600 shares, at an exercise price of $30.69 per share, that were granted to each of the incumbent non-employee directors in January 1995 and an option for 4,000 shares, at an exercise price of $37.44 per share, that was granted to Ms. Pelham in May 1995.

COMPENSATION OF EXECUTIVE OFFICERS

  The following table shows for the years ended December 31, 1995, 1994 and 1993, respectively, certain compensation awarded or paid to, or earned by the Named Executive Officers:

                           SUMMARY COMPENSATION TABLE

                                                                            LONG TERM
                                           ANNUAL COMPENSATION             COMPENSATION
                                  ---------------------------------------  ------------
                                                                            SECURITIES
                                                             OTHER ANNUAL   UNDERLYING        ALL OTHER
NAME AND PRINCIPAL POSITION  YEAR SALARY ($) (1)  BONUS ($)   COMPENSATION  OPTIONS (#)   COMPENSATION ($) (2)
---------------------------  ---- -------------- ---------   ------------  ------------  --------------------
Gordon M. Binder, Chief      1995    613,176      900,000                    150,000           129,142
 Executive Officer and       1994    533,348      723,267                    100,000            55,815
 Chairman of the Board       1993    466,676      487,057                     48,780           137,564

Kevin W. Sharer,
 President,                  1995    427,916      623,265                     90,000            66,237
 Chief Operating Officer     1994    389,180      424,490      187,265(6)     70,000            35,359
 and Director                1993    360,000      305,908      893,037(7)    140,400(8)         52,818

Daniel Vapnek,               1995    352,088      467,576                     50,000            63,060
 Senior Vice President,      1994    317,176      393,900                     46,000            29,337
 Research                    1993    273,348      223,807                     31,118            58,241

Robert S. Attiyeh            1995    341,540      365,866                     36,000            36,140
 Senior Vice President,      1994    162,600(4)   635,351(5)                 200,000(9)         48,905
 Finance and Corporate       1993      --           --                         --                --
 Development (3)

N. Kirby Alton,              1995    313,500      345,525                     40,000            45,195
 Senior Vice President,      1994    277,836      219,159                     40,000            24,479
 Development                 1993    238,348      161,573                     32,280            39,477

---------------------
(1) Includes compensation deferred under the Company's Retirement and Savings Plan (a Section 401(k) plan) otherwise payable in cash during each calendar year.
(2) The amounts shown for 1995 are comprised primarily of Company credits to the Supplemental Retirement Plan ("SRP"), but also include a contribution in the amount of $11,350 to the Company's Retirement and Savings Plan for each of the Named Executive Officers. The SRP is a non-qualified, unfunded, deferred compensation plan. Participation in the SRP is available to participants in the Company's Retirement and Savings Plan who are affected by the Internal Revenue Code limits on the amount of employee compensation that may be recognized for purposes of calculating the Company's contributions to the Retirement and Savings Plan. Pursuant to the SRP, the Named Executive Officers were credited with the following amounts for the year ended December 31, 1995: Mr. Binder, $117,792; Mr. Sharer, $54,887; Dr. Vapnek, $51,710; Mr. Attiyeh, $24,790; and Dr. Alton, $33,845.

(3) The Board elected Mr. Attiyeh as Senior Vice President, Finance and Corporate Development, on April 25, 1994.

(4) Represents Mr. Attiyeh's salary paid for the period from the date he commenced employment with the Company in July 1994 through December 1994.

(5) Includes a signing bonus of $500,000 and a payment of $135,351 under the Company's performance based Management Incentive Plan.

(6) Represents payment on behalf of Mr. Sharer with respect to taxes payable by him as a result of certain payments described in footnote (7) below.

(7) Includes a $524,330 payment to Mr. Sharer that represents the difference between the original cost of his primary residence in Virginia and the market value, which was less than the original cost; $46,712 in payments to or on behalf of Mr. Sharer in connection with his relocation to the Thousand Oaks vicinity; and a $321,995 payment on behalf of Mr. Sharer with respect to taxes payable by him as a result of such payments.

(8) Represents Mr. Sharer's annual periodic stock option grant which included supplemental stock options to adjust the grant price for the options granted when he was hired by the Company to reflect an equivalent grant price of approximately $25 per share.

(9) Represents stock options granted to Mr. Attiyeh when he was hired by the Company.

STOCK OPTION GRANTS AND EXERCISES

  The Company has granted options to its executive officers under its Amended and Restated 1991 Equity Incentive Plan (the "1991 Option Plan") and prior stock option plans (collectively, the "Option Plans"). The following tables show for the year ended December 31, 1995, certain information regarding options granted to, exercised by, and held at year end by the Named Executive
Officers:

                       OPTION GRANTS IN FISCAL YEAR 1995

                               INDIVIDUAL GRANTS

--------------------------------------------------------------------------------------------------------------
                            NUMBER OF                                              POTENTIAL REALIZABLE VALUE
                           SECURITIES     PERCENT OF                                 AT ASSUMED ANNUAL RATES
                           UNDERLYING    TOTAL OPTIONS                             OF STOCK PRICE APPRECIATION
                             OPTIONS      GRANTED TO   EXERCISE OR                     FOR OPTION TERM (1)
                             GRANTED     EMPLOYEES IN  BASE PRICE                  ---------------------------
NAME                     (#) (2) (3) (4)  FISCAL YEAR    ($/SH)    EXPIRATION DATE    5% ($)        10% ($)
----                     --------------- ------------- ----------- --------------- ------------- -------------
Gordon M. Binder........     150,000         2.21%        39.88       07/03/02         2,434,969     5,674,514
Kevin W. Sharer.........      90,000         1.32%        39.88       07/03/02         1,460,982     3,404,708
Daniel Vapnek...........      50,000          .74%        39.88       07/03/02           811,656     1,891,505
Robert S. Attiyeh.......      36,000          .53%        39.88       07/03/02           584,393     1,361,883
N. Kirby Alton..........      40,000          .59%        39.88       07/03/02           649,325     1,513,204

---------------------
(1) The potential realizable value is based on the term of the option at the time of its grant, which is seven years for the stock options granted to the five Named Executive Officers in the table. Pursuant to the rules promulgated by the SEC, assumed annual stock price appreciation rates of 5% and 10% are used. The potential realizable value is calculated by assuming that the stock price on the date of grant appreciates at the indicated rate, compounded annually, for the entire term of the option and that the option is exercised and the stock sold on the last day of its term at this appreciated stock price. No valuation method can accurately predict future stock prices or option values because there are too many unknown factors. No gain to the optionee is possible unless the stock price increases over the option term. Such a gain in stock price would benefit all stockholders.

(2) Under the terms of the Option Plans, the Board of Directors retains discretion, subject to plan limitations, to modify the terms of outstanding options and to reprice the options. The Board of Directors has delegated administration of the Option Plans to the Compensation Committee of the Board of Directors.

(3) The options were granted to the five Named Executive Officers in the table for a term of seven years, subject to earlier termination if the optionee ceases employment with the Company. Each option agreement contains a provision entitling the optionee to a Reload Option in the event the optionee exercises the option, in whole or in part, by surrendering shares of Common

    Stock in accordance with the Option Plans. Any such Reload Option (i) will be for a number of shares of Common Stock equal to the number of shares of Common Stock surrendered as part or all of the exercise price of the original option; (ii) will have an expiration date that is the same as the expiration date of the original option; and (iii) will have an exercise price that is equal to 100% of the fair market value of the Common Stock subject to the Reload Option on the date of exercise of the original option. There will be no Reload Option on a Reload Option.

(4) Represents options granted as part of the annual periodic stock option grants made to all eligible employees of the Company. Such options become exercisable as to 20% of the shares covered thereby twelve months after the grant date and an additional 20% on each successive anniversary date, with full vesting occurring on the fifth anniversary date. The vesting of all options issued pursuant to the Option Plans will be automatically accelerated in the event of a change in control (as defined in the plans). In addition, the options are subject to accelerated vesting upon the death of the optionee while in the employ of the Company or within three months after termination of employment.

                AGGREGATED OPTION EXERCISES IN FISCAL YEAR 1995
                     AND FISCAL YEAR-END 1995 OPTION VALUES

                                                                NUMBER OF SECURITIES
                                                                     UNDERLYING         VALUE OF UNEXERCISED
                                                                UNEXERCISED OPTIONS     IN-THE-MONEY OPTIONS
                                                                   AT FY-END (#)         AT FY-END ($) (2)
                                                                --------------------    --------------------
                            SHARES
                         ACQUIRED ON                                EXERCISABLE/            EXERCISABLE/
NAME                     EXERCISE (#)    VALUE REALIZED ($) (1)    UNEXERCISABLE           UNEXERCISABLE
----                     ------------    ---------------------- --------------------    --------------------
Gordon M. Binder........   466,000             19,991,494            1,405,314/              75,625,245/
                                                                       386,970               13,471,222
Kevin W. Sharer.........    57,960              1,420,235              127,500/               3,394,688/
                                                                       400,240               11,868,445
Daniel Vapnek...........   260,600             10,269,202              228,026/              11,635,614/
                                                                       119,372                3,526,909
Robert S. Attiyeh.......    40,000              1,003,750               10,000/                 390,625/
                                                                       186,000                6,561,375
N. Kirby Alton..........    30,060              1,403,456               72,512/               2,729,041/
                                                                       111,968                3,355,637

--------------------
(1) Value realized is based on the market value of the Company's Common Stock on the date of exercise, minus the exercise price, and does not necessarily indicate that the optionee sold such stock.
(2) Value of unexercised in-the-money options is calculated based on the market value of the underlying securities, minus the exercise price, and assumes sale of the underlying securities on December 29, 1995 at the then current market value of $59.38 per share.

COMPENSATION COMMITTEE REPORT/1/

  The Board of Directors has delegated to the Compensation Committee of the Board of Directors (the "Compensation Committee") the authority to establish and maintain the Job Grade and Compensation Range Tables and Merit Increase Guidelines used to establish initial salary guidelines and merit pay increases throughout the Company and as the basis for making specific recommendations to the Board concerning the compensation of senior officers, including the Chief
--------------------
/1/ The material in this report and in the performance graph is not soliciting material, is not deemed filed with the SEC, and is not incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), whether made before or after the date of this proxy statement and irrespective of any general incorporation language in such filing.

Executive Officer. In addition, the Compensation Committee administers the performance based Management Incentive Plan ("MIP"), the Option Plans, the Retirement and Savings Plan, the Supplemental Retirement Plan, the Employee Stock Purchase Plan and all other compensation and benefit programs currently in place at the Company. Compensation Committee members are all non-employee directors.

  The Compensation Committee designs and administers Amgen's compensation plans to support the achievement of the Company's long-term strategic objectives, to enhance stockholder value and, to the extent possible, to maximize the deductibility of compensation for tax purposes. The Omnibus Budget Reconciliation Act of 1993 placed a one million dollar limit on the amount of non-performance based compensation for Named Executive Officers that may be deducted by the Company for tax purposes. The Committee has been advised that based upon prior stockholder approval of the material terms of the MIP and the 1991 Option Plan and Section 162(m) transition rules, compensation under these plans is excluded from this limitation.

  The method used by the Compensation Committee to determine executive compensation is designed to provide for a base salary that, while competitive with comparable companies, is nevertheless calculated to result in a base salary that is slightly lower than the middle of the competitive range for those companies. Base salary is supplemented by two additional compensation components: First, the MIP, designed to reward participants for individual and Company-wide performance; and second, the Company's Option Plans, designed to provide long-term incentives to all employees of the Company. Each of these components is described below:

Base Salary

  Base Salaries for all employees, including executive officers of the Company, are determined based on an established Job Grade and Compensation Range Table that is designed to provide a Base Salary that ensures that salaries, while remaining competitive with comparable companies, are slightly lower than the middle of the range for executive officers and at the middle of the range for all other employees of the companies surveyed. In monitoring the Executive Job Grade and Compensation Range Table, the members of the Compensation Committee compared compensation information derived from compensation surveys outlining compensation levels at major pharmaceutical companies, the majority of which are included in the Standard & Poor's Drug Index, leading biotechnology companies and other high technology companies./2/ Adjustments to each individual's Base Salary are made in connection with annual performance reviews. The amounts of such increases are calculated using compensation levels at comparable companies and the Merit Increase Guidelines which provide for percentage salary increases based on the position in the Compensation Range and the result of each individual's annual performance review. The recommended percentage increases are adjusted annually and reflect the Compensation Committee's assessment of appropriate salary adjustments given the results of competitive surveys and general economic conditions.

Performance Based Management Incentive Plan ("MIP")

  The MIP has been established to reward participants for their contributions to the achievement of Company-wide performance goals. All executive officers of the Company and certain other key employees, as determined by the Compensation Committee, participate in the MIP. MIP payouts are established at a level designed to ensure that when such payouts are added to a participant's Base Salary, the resultant compensation for above average performance will exceed the average cash compensation level of comparable companies.
---------------------
/2/ The Committee utilizes data and summaries provided by Organization Resources
    Counselors, Inc. and Towers Perrin, two independent consulting firms, to determine comparable companies, including major pharmaceutical, leading biotechnology and other high technology companies, and their compensation levels.

  The structure of the MIP provides for the development of a compensation pool (the "Pool"). Amounts attributable to the Pool are based upon the achievement of certain specified performance goals and milestones established by members of management and approved by the Compensation Committee at the beginning of each MIP period. The plan requires that at least 50% of the Pool determination be based upon Return on Capital Employed ("ROCE") and Growth in Revenue, with the remainder based upon two or three major goals selected by the Committee from the goals established by management in connection with the planning process. Target awards for participants are established pursuant to a percentage formula relating to Base Salary. The MIP provides for a range of payouts based on actual achievements, with both the size of the Pool and the individual awards subject to an upside potential of 150% of applicable targets for the achievement of performance that is significantly above the target levels. No awards are made to the participants, regardless of the performance achieved on the other goals or by individual participants, unless either the ROCE or the Growth in Revenue goal is achieved.

  At the beginning of each MIP period, participants in the MIP are required to work with upper management to define individual performance objectives that will contribute to the success of the Company. Each participant's payout from the MIP Pool is based upon the respective supervisor's and the Compensation Committee's assessment of achievement of the participant's goals. Performance objectives are stated as a range of possible measured achievements. In order to be eligible to receive a payout from the MIP, each individual participant must have achieved his or her individual performance objectives at least at the minimum threshold. The minimum threshold represents significant, but less than planned, performance. The payout at the minimum threshold is usually 50% of the target payout, assuming Pool goals are achieved at target. The maximum amount payable to any participant may not exceed $900,000.

  The Pool goals for the MIP period ended December 31, 1995 included goals related to ROCE; Growth in Revenue; specific product development objectives; income after taxes; and licensing and acquisition of product candidates. The relative weightings of these five factors in determining the total Pool were 30%, 20%, 25%, 15% and 10%, respectively. Based upon evaluations by management and approved by the Compensation Committee, the Company achieved 139% of the target Pool goals established under the MIP for the period ended December 31, 1995. For 1995, in order to stimulate increased effort toward the development of potential products, the Pool included an incentive equal to 10% of the maximum payable under the Pool goals for the development and/or acquisition of two novel molecules and the filing of at least two investigational new drug applications. The achievement of these objectives resulted in the inclusion of this incentive in the MIP payout.

Option Plans

  The Option Plans offered by the Company have been established to provide all employees with an opportunity to share, along with stockholders, in the long-term performance of the Company.

  Periodic grants of stock options are generally made annually to all eligible employees, with additional grants being made to certain employees upon commencement of employment and occasionally, following a significant change in job responsibility, scope or title or a particularly noteworthy achievement. Stock options granted under the various stock option plans generally have a four- or five-year vesting schedule and generally expire seven years from the date of grant. The exercise price of options granted under the stock option plans are granted at 100% of fair market value of the underlying stock on the date of grant.

  Guidelines for the number of stock options for each participant in the periodic grant program generally are determined by a procedure established by the Compensation Committee based upon several factors, including the salary grade midpoint, the performance of each participant and the approximate market price of the stock at the time of grant. The size of the grants, as developed under the procedure, are targeted to be somewhat above competitive levels as a reflection of both the added incentive to continue the favorable competitive performance of the Company, as well as the risk attached to the future growth of the biotech industry.

CEO Compensation

  Mr. Binder's Base Salary, MIP payout and grants of stock options were determined in accordance with the criteria described in the "Base Salary", "Management Incentive Plan" and "Option Plans" sections of this report. Mr. Binder's Base Salary of $613,176 reflects the Board's assessment of his very favorable performance and his position in the Grade and Range Table.

  The MIP target for Mr. Binder for the MIP period ended December 31, 1995 was set at 87% of Base Salary. The actual award under the MIP for the MIP period ended December 31, 1995 was $900,000 or 147% of Base Salary, the maximum amount payable under the MIP. Payments made to Mr. Binder as a participant in the MIP for the period ended December 31, 1995 reflect both the Company's level of achievement of the Pool goals and Mr. Binder's level of achievement of his individual performance objectives, which included goals relating to ROCE; Growth in Revenue; product development objectives; income after taxes; research; government affairs; and licensing and acquisition of product candidates. As previously discussed, no awards are made to MIP participants unless the Company achieves either the ROCE or Growth in Revenue goal.

  The periodic stock option grant to Mr. Binder in July 1995 of options to purchase 150,000 shares of Common Stock of the Company at 100% of fair market value on the date of grant, or $39.88 per share, also reflects the Board's assessment of the substantial contributions made by Mr. Binder to the growth and performance of the Company.

                COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

                 Bernard H. Semler, Chairman  Steven Lazarus
                 Raymond F. Baddour           Edward J. Ledder

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  During 1995, the Company's Compensation Committee consisted of Messrs. Semler, Lazarus, Ledder and Dr. Baddour, all of whom are non-employee directors. No member of the Compensation Committee has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

PERFORMANCE MEASUREMENT COMPARISON

  The chart set forth below shows the value of an investment of $100 on December 31, 1990 in each of Amgen stock, the Standard & Poor's 500 Index (the "S&P 500"), the Standard & Poor's Drug Index (the "S&P Drug") and the NASDAQ Pharmaceutical Index (the "NASDAQ Pharmaceutical"). All values assume reinvestment of the pre-tax value of dividends paid by companies included in these indexes and are calculated as of December 31 of each year.


               COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
           AMONG AMGEN, S&P 500 INDEX, S&P DRUG, AND NASDAQ PHARMACEUTICAL

                        PERFORMANCE GRAPH APPEARS HERE

Measurement Period                           S&P       S&P           NASDAQ
(Fiscal Year Covered)          AMGEN      500 INDEX    DRUG      PHARMACEUTICAL
-------------------          ----------   ---------    -----     --------------
Measurement Pt-12/31/90      $100.00      $100.00      $100.00   $100.00
FYE 12/31/91                 $365.06      $130.34      $164.69   $265.74
FYE 12/31/92                 $340.36      $140.25      $132.12   $221.14
FYE 12/31/93                 $238.55      $154.32      $120.93   $197.11
FYE 12/31/94                 $284.34      $156.42      $140.83   $148.38
FYE 12/31/95                 $572.29      $214.99      $240.08   $271.03


                           12/31/90 12/31/91 12/31/92 12/31/93 12/31/94 12/31/95
                           -------- -------- -------- -------- -------- --------
Amgen..................... $100.00  $365.06  $340.36  $238.55  $284.34  $572.29
S&P 500................... $100.00  $130.34  $140.25  $154.32  $156.42  $214.99
S&P Drug.................. $100.00  $164.69  $132.12  $120.93  $140.83  $240.08
NASDAQ Pharmaceutical..... $100.00  $265.74  $221.14  $197.11  $148.38  $271.03

                              CERTAIN TRANSACTIONS

  The Company has made loans to Mr. Larry A. May, Mr. Sharer, Mr. Stan M. Benson and Mr. George A. Vandeman, all of whom are executive officers of the Company. Each such loan is evidenced by a full recourse promissory note secured by real estate valued in excess of the principal balance of such loan. The purpose of the loans was to provide sufficient cash to each of these executive officers to enable them to satisfy certain personal objectives and obligations. The annual interest rate on each such loan was 4.9% during the year ended December 31, 1995 and will be 4.1% for the year ending December 31, 1996. These interest rates are established and adjusted annually based on the average introduction rates on adjustable loans offered by California banks and savings and loans. Including principal and accrued interest, the largest aggregate indebtedness since January 1, 1995, and the aggregate outstanding indebtedness at March 20, 1996, of Messrs. May, Sharer, Benson and Vandeman under such loans was $158,000, $200,000, $400,000 and $1,740,219, respectively.

               COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

  Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities ("Reporting Persons"), to file reports of ownership and changes in ownership with the SEC and with The Nasdaq Stock Market. Reporting Persons are required by SEC regulations to furnish the Company with copies of all forms they file pursuant to Section 16(a).

  Based solely on its review of the copies of such reports received by it, and written representations from certain Reporting Persons that no other reports were required for those persons, the Company believes that, during the year ended December 31, 1995, the Reporting Persons complied with all Section 16(a) filing requirements applicable to them, except that Dr. Omenn failed to timely report one transaction, but did report the transaction on his 1995 year end report on Form 5, which was timely filed.

                                 OTHER BUSINESS

  The Board of Directors knows of no other business that will be presented for consideration at the Annual Meeting. If other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

                                          By Order of the Board of Directors

                                          /s/ George A. Vandeman
                                          ----------------------------------
                                          GEORGE A. VANDEMAN
                                          Secretary

March 28, 1996

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                                                              NECESSARY
                                                              IF MAILED
                                                               IN THE
                                                            UNITED STATES


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                  BUSINESS REPLY MAIL                       -------------
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       ATTN: Secretary, Mail Stop 10-1-B                    -------------
       1840 DeHavilland Drive                               -------------
       Thousand Oaks, CA 91320-1789

Amgen Inc.

[_] I plan to attend the Annual Stockholders' Meeting on Thursday, May 2, 1996.

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City                 State       Zip          Telephone No.

                                [RECYCLED LOGO]
                           Printed on recycled paper

[LOGO OF AMGEN]

MEMORANDUM

TO:    ALL EMPLOYEES HOLDING AMGEN INC. COMMON STOCK
       THROUGH PARTICIPATION IN THE
       AMGEN RETIREMENT AND SAVINGS PLAN

FROM:  ARMECIA S. MEDLOCK

DATE:  MARCH 28, 1996

SUBJ:  AMGEN INC. - 1996 PROXY MATERIAL

Since you have allocated a portion of your Amgen Retirement and Savings Plan (the "Plan") contributions toward purchasing shares of Common Stock of Amgen Inc., you are entitled to vote on the proposals to be presented at the 1996 Annual Stockholders' Meeting based on the number of shares of the Company's Common Stock that were allocated to your Plan account as of March 4, 1996 (and which can be found to the left of your name and address on the enclosed blue Plan instruction card).

YOUR VOTING WITH RESPECT TO THE COMMON STOCK IN YOUR PLAN ACCOUNT IS HELD IN THE STRICTEST CONFIDENCE. No officer or employee of the Company has the right to review your completed Plan instruction card indicating your voting preferences and if you return your completed Plan instruction card to any officer or employee of the Company, your votes cannot be counted. PLEASE VOTE, SIGN, DATE AND PROMPTLY MAIL THE ENCLOSED BLUE PLAN INSTRUCTION CARD TO AMERICAN STOCK TRANSFER & TRUST COMPANY ("ASTTC") IN THE ENVELOPE PROVIDED. If ASTTC does not receive your completed Plan instruction card in a timely fashion, the Plan Trustee, Fidelity Management Trust Company, will vote your shares in accordance with the voting instructions that have been received from other Plan participants.

If you held additional Common Stock of the Company as of March 5, 1996 in certificate form, please check this package to make sure you have removed all of the proxy cards sent to you. If you held additional Common Stock of the Company as of March 5, 1996 through your bank or broker, you will receive additional proxy cards for those shares from such bank or broker. In order for all of your shares to be voted, you should complete and return promptly each proxy card that you receive.

If you have any questions regarding this memorandum or the enclosures, please call me at Extension 2409. Thank you for your prompt attention to this matter.

Enclosures

[LOGO OF AMGEN]

MEMORANDUM

TO:    ALL EMPLOYEES HOLDING AMGEN INC. COMMON STOCK
       THROUGH PARTICIPATION IN THE
       AMGEN RETIREMENT AND SAVINGS PLAN FOR AMGEN MANUFACTURING, INC.

FROM:  ARMECIA S. MEDLOCK

DATE:  MARCH 28, 1996

SUBJ:  AMGEN INC. - 1996 PROXY MATERIAL

Since you have allocated a portion of your Retirement and Savings Plan for Amgen Manufacturing, Inc. (the "Plan") contributions toward purchasing shares of Common Stock of Amgen Inc., you are entitled to vote on the proposals to be presented at the 1996 Annual Stockholders' Meeting based on the number of shares of the Company's Common Stock that were allocated to your Plan account as of March 4, 1996 (and which can be found to the left of your name and address on the enclosed green Plan proxy card).

YOUR VOTING WITH RESPECT TO THE COMMON STOCK IN YOUR PLAN ACCOUNT IS HELD IN THE STRICTEST CONFIDENCE. No officer or employee of the Company has the right to review your completed Plan proxy card indicating your voting preferences and if you return your completed Plan proxy card to any officer or employee of the Company, your votes cannot be counted. PLEASE VOTE, SIGN, DATE AND PROMPTLY MAIL THE ENCLOSED GREEN PLAN PROXY CARD TO AMERICAN STOCK TRANSFER & TRUST COMPANY ("ASTTC") IN THE ENVELOPE PROVIDED. If ASTTC does not receive your completed Plan proxy card in a timely fashion, the Plan Trustee, Banco Santander Puerto Rico, will vote your shares in accordance with the voting instructions that have been received from other Plan participants.

If you held additional Common Stock of the Company as of March 5, 1996 in certificate form, please check this package to make sure you have removed all of the proxy cards sent to you. If you held additional Common Stock of the Company as of March 5, 1996 through your bank or broker, you will receive additional proxy cards for those shares from such bank or broker. In order for all of your shares to be voted, you should complete and return promptly each proxy card that you receive.

If you have any questions regarding this memorandum or the enclosures, please call me at (805) 447-2409. Thank you for your prompt attention to this matter.

Enclosures

Amgen [LOGO]



MEMORANDUM


TO:      ALL THOUSAND OAKS-BASED EMPLOYEE
         STOCKHOLDERS OF RECORD AS OF MARCH 5, 1996

FROM:     ARMECIA S. MEDLOCK

DATE:     MARCH 28, 1996

SUBJECT:  AMGEN INC. - 1996 PROXY SOLICITATION MATERIAL
          ---------------------------------------------


The Company's Annual Stockholders' Meeting (the "Annual Meeting") will be held this year on May 2, 1996. As a stockholder of record on March 5, 1996, the record date for the Annual Meeting, you are entitled to vote on the proposals included on the agenda for the Annual Meeting. We have included in this mailing a return envelope, your white proxy card(s) representing those shares of Company Common Stock held by you in certificate form; and, if applicable, your blue proxy card representing those shares of Company Common Stock allocated to your account in the Company's Retirement and Savings Plan and an accompanying memorandum. We have excluded from this mailing the Company's 1995 Annual Report and 1996 Proxy Statement (the "proxy solicitation material") because this year, for the first time, you will be able to access this material on AmgenWeb. The proxy solicitation material is located on AmgenWeb's home page under "Company Wide Information".

After you have reviewed the proxy solicitation material, please promptly complete, sign and date the enclosed white proxy card(s) and, if applicable, the blue proxy card, and return it/them to American Stock Transfer and Trust Company in the enclosed return envelope.

We hope that you will take advantage of this opportunity to access the proxy solicitation material on AmgenWeb and, at the same time, assist the Company in its VEP effort to reduce distribution and printing costs. If you have any questions about accessing the proxy solicitation material, please contact the Corporate Information Systems Service Center at Extension 4248. If you prefer to receive the printed version of the proxy solicitation material, please contact Beverly Alexander at Extension 6264.

If you have any questions regarding this memorandum, please call me at Extension 2409.

Thank you.

ASM:ba

                                   AMGEN INC.

       AMGEN CENTER, 1840 DEHAVILLAND DRIVE, THOUSAND OAKS, CA 91320-1789
                     PROXY SOLICITED BY BOARD OF DIRECTORS
               FOR THE ANNUAL MEETING OF STOCKHOLDERS-MAY 2, 1996

  Gordon M. Binder and George A. Vandeman, or either of them, each with the power of substitution and revocation, hereby are authorized to represent the undersigned, with all powers which the undersigned would possess if personally present, to vote the shares of Amgen Inc. Common Stock of the undersigned at the Annual Meeting of Stockholders of Amgen Inc., to be held at the Regent Beverly Wilshire, 9500 Wilshire Boulevard, Los Angeles, California 90212, at 10:30 A.M., PDT, on Thursday, May 2, 1996, and at any postponements and adjournments of that meeting, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other business that may properly come before the meeting.

  You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. PLEASE MARK, SIGN AND DATE THE REVERSE SIDE AND MAIL PROMPTLY IN THE ENCLOSED ENVELOPE.

                                    Change of Address:

                                    -------------------------------------------

                                    -------------------------------------------

                                    -------------------------------------------
                                    (If you have written in the above space, please mark the corresponding box on the reverse side of this card.)
                                                             [SEE REVERSE SIDE]

    PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE.


[X] Please mark your votes as in this example.

  THIS PROXY WILL BE VOTED AS SPECIFIED OR, IF NO CHOICE IS SPECIFIED, WILL BE VOTED FOR THE ELECTION OF THE NAMED NOMINEES AND FOR RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY FOR THE YEAR ENDING DECEMBER 31, 1996. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ELECTION OF THE NOMINEES FOR DIRECTOR AND FOR PROPOSAL 2.

1. To elect three directors to hold    2. To ratify the selection of Ernst
   office until the 1999 Annual           & Young LLP as independent
   Meeting of Stockholders.               auditors of the Company for the
                                          year ending December 31, 1996.

[_] FOR all nominees listed below         [_] FOR  [_] AGAINST  [_] ABSTAIN
    (except as marked to the contrary
    below).                            [_] Please indicate if a change of
                                           address was given on the reverse
[_] WITHHOLD AUTHORITY to vote for         side.
    all nominees.
                                       As of the date hereof, the undersigned
NOMINEES: William K. Bowes, Jr.;       hereby acknowledges receipt of the
Judith C. Pelham; and Kevin W. Sharer. Notice of Annual Meeting of
                                       Stockholders to be held May 2, 1996,
TO WITHHOLD AUTHORITY TO VOTE FOR      the accompanying Proxy Statement and
ANY NOMINEE(S), WRITE SUCH             the accompanying Annual Report of the
NOMINEE(S)' NAME(S) BELOW:             Company for the year ended December 31,
                                       1995.
----------------------------------
                                       SIGNATURE _______________________________
----------------------------------
                                       SIGNATURE _______________________________
                                                       DATED _____________, 1996


                                       NOTE: Please sign exactly as your name
                                       appears hereon. If the stock is
                                       registered in the names of two or more
                                       persons, each should sign. Executors,
                                       administrators, trustees, guardians and
                                       attorneys-in-fact should add their
                                       titles. If signer is a corporation,
                                       please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

                        CONFIDENTIAL VOTING INSTRUCTIONS
                                   AMGEN INC.

       AMGEN CENTER, 1840 DEHAVILLAND DRIVE, THOUSAND OAKS, CA 91320-1789
                  INSTRUCTIONS SOLICITED BY BOARD OF DIRECTORS
               FOR THE ANNUAL MEETING OF STOCKHOLDERS-MAY 2, 1996

TO: FIDELITY MANAGEMENT TRUST COMPANY AS TRUSTEE UNDER THE AMGEN RETIREMENT AND
    SAVINGS PLAN

  I hereby instruct the Trustee to vote (in person or by proxy) all of the shares of Amgen Inc. Common Stock which are credited to my account at the Annual Meeting of Stockholders of Amgen Inc., to be held at the Regent Beverly Wilshire, 9500 Wilshire Boulevard, Los Angeles, California 90212, at 10:30 A.M., PDT, on Thursday, May 2, 1996, and at any postponements and adjournments of that meeting, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other business that may properly come before the meeting.

  You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE. PLEASE MARK, SIGN AND DATE THE REVERSE SIDE AND MAIL PROMPTLY IN THE ENCLOSED ENVELOPE.

                                    Change of Address:

                                    -------------------------------------------

                                    -------------------------------------------

                                    -------------------------------------------
                                    (If you have written in the above space, please mark the corresponding box on the reverse side of this card.)
                                                             [SEE REVERSE SIDE]

    PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE.



[X]Please mark your votes as in this example.

  THESE INSTRUCTIONS WILL BE VOTED AS SPECIFIED OR, IF NO CHOICE IS SPECIFIED, WILL BE VOTED FOR THE ELECTION OF THE NAMED NOMINEES AND FOR RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY FOR THE YEAR ENDING DECEMBER 31, 1996. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ELECTION OF THE NOMINEES FOR DIRECTOR AND FOR PROPOSAL 2.

1. To elect three directors to hold   2. To ratify the selection of Ernst
   office until the 1999 Annual          & Young LLP as independent
   Meeting of Stockholders.              auditors of the Company for the
                                         year ending December 31, 1996.
[_] FOR all nominees listed below
    (except as marked to the             [_] FOR   [_] AGAINST   [_] ABSTAIN
    contrary below).
                                      [_] Please indicate if a change of
[_] WITHHOLD AUTHORITY to vote for        address was given on the reverse
    all nominees.                         side.

NOMINEES: William K. Bowes, Jr.;      As of the date hereof, the undersigned
Judith C. Pelham; and Kevin W.        hereby acknowledges receipt of the
Sharer.                               Notice of Annual Meeting of
                                      Stockholders to be held May 2, 1996
TO WITHHOLD AUTHORITY TO VOTE FOR     the accompanying Proxy Statement and
ANY NOMINEE(S), WRITE SUCH            the accompanying Annual Report of the
NOMINEE(S)' NAME(S) BELOW:            Company for the year ended December 31,
                                      1995.
---------------------------------
                                      SIGNATURE ____________________________
---------------------------------
                                      SIGNATURE ____________________________

                                                   DATED _____________, 1996

                                      NOTE: Please sign exactly as your name
                                      appears hereon. If the stock is
                                      registered in the names of two or more
                                      persons, each should sign. Executors,
                                      administrators, trustees, guardians and
                                      attorneys-in-fact should add their
                                      titles. If signer is a corporation,
                                      please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

                        CONFIDENTIAL VOTING INSTRUCTIONS
                                   AMGEN INC.

       AMGEN CENTER, 1840 DEHAVILLAND DRIVE, THOUSAND OAKS, CA 91320-1789
                     PROXY SOLICITED BY BOARD OF DIRECTORS
               FOR THE ANNUAL MEETING OF STOCKHOLDERS-MAY 2, 1996

  You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. PLEASE MARK, SIGN AND DATE THE REVERSE SIDE AND MAIL PROMPTLY IN THE ENCLOSED ENVELOPE.

TO: BANCO SANTANDER PUERTO RICO AS TRUSTEE UNDER THE RETIREMENT AND SAVINGS PLAN FOR AMGEN MANUFACTURING, INC.

  I hereby instruct the Trustee to vote (in person or by proxy) all of the shares of Amgen Inc. Common Stock which are credited to my account at the Annual Meeting of Stockholders of Amgen Inc., to be held at the Regent Beverly Wilshire, 9500 Wilshire Boulevard, Los Angeles, California 90212, at 10:30 A.M., PDT, on Thursday, May 2, 1996, and at any postponements and adjournments of that meeting, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other business that may properly come before the meeting.

                                    Change of Address:

                                    -------------------------------------------

                                    -------------------------------------------

                                    -------------------------------------------
                                    (If you have written in the above space, please mark the corresponding box on the reverse side of this card.)
                                                             [SEE REVERSE SIDE]

    PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE.


[X]Please mark your votes as in this example.

  THIS PROXY WILL BE VOTED AS SPECIFIED OR, IF NO CHOICE IS SPECIFIED, WILL BE VOTED FOR THE ELECTION OF THE NAMED NOMINEES AND FOR RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY FOR THE YEAR ENDING DECEMBER 31, 1996. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ELECTION OF THE NOMINEES FOR DIRECTOR AND FOR PROPOSAL 2.

1. To elect three directors to hold  2. To ratify the selection of Erns
   office until the 1999 Annual         & Young LLP as independent
   Meeting of Stockholders.             auditors of the Company for the
                                        year ending December 31, 1996.
[_] FOR all nominees listed below
    (except as marked to the            [_] FOR   [_] AGAINST   [_] ABSTAIN
    contrary below).
                                     [_] Please indicate if a change of address
[_] WITHHOLD AUTHORITY to vote for       was given on the reverse side.
    all nominees.
                                     As of the date hereof, the undersigned
NOMINEES: William K. Bowes, Jr.;     hereby acknowledges receipt of the
Judith C. Pelham; and Kevin W.       Notice of Annual Meeting of
Sharer.                              Stockholders to be held May 2, 1996,
                                     the accompanying Proxy Statement and
TO WITHHOLD AUTHORITY TO VOTE FOR    the accompanying Annual Report of the
ANY NOMINEE(S), WRITE SUCH           Company for the year ended December 31,
NOMINEE(S)' NAME(S) BELOW:           1995.

----------------------------------   SIGNATURE ________________________________

----------------------------------   SIGNATURE ________________________________

                                                      DATED _____________, 1996

                                     NOTE: Please sign exactly as your name
                                     appears hereon. If the stock is
                                     registered in the names of two or more
                                     persons, each should sign. Executors,
                                     administrators, trustees, guardians and
                                     attorneys-in-fact should add their
                                     titles. If signer is a corporation,
                                     please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.